UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2022

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street
Bristol
Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of Barnes Group Inc. (the “Company”) has named Thomas J. Hook as President and Chief Executive Officer, effective as of July 14, 2022. Mr. Hook succeeds Patrick J. Dempsey, who began a temporary leave of absence from his role as President and Chief Executive Officer on March 8, 2022 to address health matters affecting a family member and who has decided to retire. The Board has appointed Mr. Dempsey as Executive Vice Chairman of the Company, effective as of July 14, 2022, to assist with transitioning his duties and other transition matters until his expected retirement on December 31, 2022. Mr. Dempsey is expected to continue to serve as a member of the Board following his retirement as Executive Vice Chairman of the Company. Julie K. Streich, the Company’s Senior Vice President, Finance and Chief Financial Officer, and who has been serving as Interim Chief Executive Officer (principal executive officer) of the Company during Mr. Dempsey’s leave of absence, will remain Interim Chief Executive Officer through July 13, 2022 and will continue to serve as Senior Vice President, Finance and Chief Financial Officer thereafter.

Mr. Hook, 59, has served as a member of the Board since 2016. He has served as the Chief Executive Officer of SaniSure, Inc. since February 2021 and a director of SaniSure, Inc. since December 2019. He has been a director of Q Holding Company since September 2017, where he served as Chief Executive Officer from September 2017 to January 2021. Mr. Hook also serves as a director of NeuroNexus Inc. Mr. Hook was the President and Chief Executive Officer of Integer (formerly Greatbatch) from August 2006 to May 2017. Prior to this, he was Chief Operating Officer of Integer (formerly Greatbatch), a position he held from September 2004 to August 2006. From August 2002 until September 2004, Mr. Hook was employed by CTI Molecular Imaging where he served as President, CTI Solutions Group. From March 2000 to July 2002, he was General Manager, Functional and Molecular Imaging for General Electric Medical Systems. From 1997 to 2000, Mr. Hook worked for the Van Owen Group Acquisition Company and prior to that, Duracell, Inc. Until March 1, 2021, Mr. Hook also previously served as Chairman of the Board and member of the Executive Committee of HealthNow New York, Inc., a leading health care company in Western New York, and he is also former director of Tactiva Therapeutics, Inc. Mr. Hook’s qualifications include his leadership experience, particularly in the high-tech medical manufacturing industry, together with his substantial knowledge of finance and accounting by virtue of his educational background and multiple executive management positions.

In connection with Mr. Hook’s appointment as President and Chief Executive Officer, the Company and Mr. Hook entered into an offer letter providing for the following: (a) an annual base salary of $1,000,000; (b) in lieu of forfeited accrued bonus and carried profits interests from his prior employer, a special one-time cash award of $2,000,000, which is subject to full reimbursement to the Company in the event of his voluntary termination within 12 months of payment or termination “for cause”; (c) an award of performance stock options to be granted as of his start date with a grant date fair value of $10,000,000 and a ten-year term that cliff-vest in five years based on continued service and the achievement of compound annual growth rates (“CAGRs”) in the price of the Company’s common shares above the option exercise price (with 33% vesting at a CAGR of 5%, 66.6% vesting at a CAGR of 7% and 100% vesting at a CAGR of 9%, with linear interpolation between such CAGR levels); (d) beginning with the 2023 grant cycle, annual long-term incentive awards valued at $4,750,000; (e) target incentive and maximum incentive opportunities under the Company’s Management Incentive Compensation Program (MICP) for 2022 and, beginning on January 1, 2023, the Company’s Performance Linked Bonus Plan for Selected Executive Officers, of 100% of annual base salary at target and 200% of annual base salary at maximum (pro-rated for 2022 based on the number of days he is employed as President and Chief Executive Officer of the Company in 2022), based on 60% diluted earnings per share, 20% revenue and 20% days working capital; (f) relocation assistance, financial planning assistance and other programs as available to other senior executive officers pursuant to the Company’s plans and programs for such benefits; and (g) welfare and other employee benefits as specified in the offer letter.

In addition, the Company and Mr. Hook entered into an Employee Non-Disclosure, Non-Competition, Non-Solicitation and Non-Disparagement Agreement, which provides for (a) a perpetual nondisclosure covenant, (b) a noncompetition covenant that applies during employment and for two years thereafter, (c) a customer nonsolicitation covenant that applies during employment and for two years thereafter, (d) an employee nonsolicitation covenant that applies during employment and for two years thereafter and (e) a perpetual nondisparagement covenant.

The foregoing summary of the offer letter and Employee Non-Disclosure, Non-Competition, Non-Solicitation and Non-Disparagement Agreement with Mr. Hook does not purport to be complete and is qualified in its entirety by reference to such documents, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

In addition, in connection with Mr. Dempsey’s transition to the role of Executive Vice Chairman and retirement on December 31, 2022, the Company and Mr. Dempsey entered into a Transition and Retirement Agreement. The Transition and Retirement Agreement provides that, in consideration for Mr. Dempsey’s performance of the transition services, he will receive base salary at the annual rate of $450,000 and continue to participate in the Company’s benefit plans until his retirement. In addition, he will be eligible for an annual bonus for 2022, with the opportunity prorated based on his annual base salary before and after his transition to Executive Vice Chairman. Mr. Dempsey will not be eligible for future equity award grants in respect of his service as an employee. His equity awards that are currently outstanding will continue vesting until December 31, 2022, at which time he will be treated as having terminated employment due to retirement in accordance with the applicable award agreements. The Transition and Retirement Agreement reaffirms the restrictive covenants applicable to Mr. Dempsey and includes a covenant that Mr. Dempsey will fully cooperate with the Company concerning business, operational, regulatory or other matters that may arise following his execution of the agreement.

The foregoing summary of the Transition and Retirement Agreement with Mr. Dempsey does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

A copy of the press release issued by the Company on June 21, 2022 announcing the management transition is attached as Exhibit 99.1 hereto.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit No.	Description of Exhibit
10.1	Offer Letter, dated as of June 18, 2022, by and between Barnes Group Inc. and Thomas J. Hook.
10.2	Employee Non-Disclosure, Non-Competition, Non-Solicitation and Non-Disparagement Agreement, dated as of June 18, 2022, by and between Barnes Group Inc. and Thomas J. Hook.
10.3	Transition and Retirement Agreement, dated as of June 18, 2022, by and between Barnes Group Inc. and Patrick J. Dempsey.
99.1	Press Release of Barnes Group Inc., dated as of June 21, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2022	BARNES GROUP INC.
(Registrant)

	By	/s/ DAWN N. EDWARDS
Dawn N. Edwards Senior Vice President, Human Resources